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                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-____) pertaining to The Petersen Companies, Inc. 1997 Long-Term Equity Incentive Plan and to incorporation by reference therein of our report dated January 28, 1998, with respect to the consolidated financial statements and schedule of The Petersen Companies, Inc. included in its Annual Report (Form 10-
K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


March 31, 1998
Los Angeles, California